   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                      REGISTRATION NO. 333-96121
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                       PRE-EFFECTIVE AMENDMENT NO. 2 TO


                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                          CRUSADE MANAGEMENT LIMITED
                             (ABN 90 072 715 916)
      (Exact name of registrant as specified in its governing instruments)
                               ----------------
                                    LEVEL 4
                            4-16 MONTGOMERY STREET
                               KOGARAH NSW 2217
                                   AUSTRALIA
                           TELEPHONE: 612 9952 1315
(Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                               AGENT FOR SERVICE
                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                                  13TH FLOOR
                           NEW YORK, NEW YORK 10011
                            TELEPHONE: 212-590-9100
(Name, address, including zip code and telephone number, including area code, of agent for service)
                               ----------------
                                WITH A COPY TO:


        MICHAEL H.S. BOWAN           ROBERT N. CHIPERFIELD, JR.        DIANE CITRON, ESQ.
         COMPANY SECRETARY          WEIL, GOTSHAL & MANGES, LLP       MAYER, BROWN & PLATT
   CRUSADE MANAGEMENT LIMITED             767 FIFTH AVENUE                1675 BROADWAY
LEVEL 4, 4-16 MONTGOMERY STREET       NEW YORK, NEW YORK 10153      NEW YORK, NEW YORK 10019
   KOGARAH NSW 2217, AUSTRALIA

                               ----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.


     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434
                          CHECK THE FOLLOWING BOX.  [ ]


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                           PROPOSED          PROPOSED
                                                                            MAXIMUM          MAXIMUM
                 TITLE OF EACH CLASS OF                  AMOUNT TO BE   OFFERING PRICE      AGGREGATE         AMOUNT OF
              SECURITIES TO BE REGISTERED                 REGISTERED       PER UNIT      OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Class A-1 Mortgage Backed Floating Rate Notes .........  $180,000,000         100%         $180,000,000     $  45,000.00
Class A-2 Mortgage Backed Floating Rate Notes .........  $633,100,000         100%         $633,100,000     $ 158,275.00
TOTAL MORTGAGE BACKED FLOATING RATE NOTES .............  $813,100,000          --          $813,100,000     $ 203,275.00

--------------------------------------------------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


     The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:



SEC Registration Fee ...............    $  203,500
Printing and Engraving .............    $   75,000
Legal Fees and Expenses ............    $  350,000
Trustee Fees and Expenses ..........    $   50,000
Rating Agency Fees .................    $  280,000
Accounting Fees & Expenses .........    $   50,000
Miscellaneous ......................    $   30,000
                                        ----------
 Total .............................    $1,038,500
                                        ==========

----------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.


     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:


    o The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.


    o The registrant acted as manager with respect to the following:



                             CRUSADE            CRUSADE
          CRUSADE TRUST      EUROTRUST          EUROTRUST          CRUSADE TRUST
          NO 1 OF 1997       NO 1 OF 1998       NO 2 OF 1998       NO 1A OF 2000
----------------------------------------------------------------------------------------------
 DATE     August 1, 1997     March 19, 1998     September 29,      March 31, 2000
                                                1998
----------------------------------------------------------------------------------------------
 AMOUNT   AUD $500 million   USD $500 million   USD $325 million   AUD $600 million
----------------------------------------------------------------------------------------------
 TYPE     Mortgage Backed    Mortgage Backed    Mortgage Backed    Mortgage Backed
          Floating Rate      Floating Rate      Floating Rate      Fixed & Floating
          Notes              Notes              Notes              Rate Notes
----------------------------------------------------------------------------------------------
          Class A Notes      Class A Notes      Class A Notes      Tranche TIF:
          A$500m             US$496m            US$314m            A$345m
                             Class B Notes      Class B Notes      Tranche 2:
                             US$4m              US$11m             A$255m

                                     CRUSADE              CRUSADE
                CRUSADE TRUST        EUROTRUST            EUROTRUST            CRUSADE TRUST
                NO 1 OF 1997         NO 1 OF 1998         NO 2 OF 1998         NO 1A OF 2000
----------------------------------------------------------------------------------------------
 EXEMPTION      100% domestic        100% European        100% European        100% domestic
 FROM           issue, not offered   issue, not offered   issue, not offered   issue, not offered
 REGISTRATION   in the USA.          in the USA.          in the USA.          in the USA.
----------------------------------------------------------------------------------------------
 PRINCIPAL      Bankers Trust        Deutsche Morgan      Deutsche Bank        Deutsche Bank
 UNDERWRITERS   Australia Limited    Grenfell             BT Alex Brown        AG, Sydney
                                     BT Alex Brown        International        Branch
                                     International UBS    Warburg Dillon       St.George Bank
                                     Limited              Read                 Limited
----------------------------------------------------------------------------------------------
 UNDERWRITING   AUD$1,500,000        USD$741,000          USD$619,000          AUD$900,000
 FEES
----------------------------------------------------------------------------------------------
 OFFERING       BBSW + 23 basis      Class A: LIBOR +     Class A: LIBOR +     Tranche TIF:
 PRICE          points               18 basis points      20 basis points      7.265%
                                     Class B: LIBOR +     Class B: LIBOR +     Tranche T2:
                                     30 basis points      45 basis points      BBSW + 44bps
----------------------------------------------------------------------------------------------
 WEIGHTED       3.85 years           3.5 years            3.6 years            Tranche TIF:
 AVERAGE LIFE                                                                  2.5 years
 TO CALL                                                                       Tranche T2:
                                                                               6.5 years

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Part 22 of the Articles of Association of the registrant:

    o Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

      o in defending any proceedings relating to that person's position with the registrant, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn before judgment; or;

      o in connection with any administrative proceeding relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

      o in connection with any application in relation to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is granted to that person under the Corporations Law by the court.

    o Ever person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



     1.1    Form of Underwriting Agreement.
     3.1    Memorandum of Association of the Registrant.
     3.2    Articles of Association of the Registrant.
     4.1    Master Trust Deed.
     4.2    Form of the Supplementary Terms Notice.
     4.3    Form of the Security Trust Deed.
     4.4    Form of the Note Trust Deed.
     4.5    Form of Agency Agreement.
     5.1    Opinion of Mayer, Brown & Platt as to legality of the Notes.
     8.1    Opinion of Mayer, Brown & Platt as to certain tax matters (included in
            Exhibit 5.1 hereof).
     8.2    Opinion of Allen Allen & Hemsley as to certain tax matters.
    10.1    The Servicing Agreement.
    10.2    Form of the Redraw Facility Agreement.
    10.3    Form of the Basis Swap
    10.4    Form of the Fixed-Floating Rate Swap.
    10.5    Form of the Cross Currency Swap.*
    10.6    Form of Standby Guarantee.
    10.7    Form of Seller Loan Agreement.
    10.8    The Custodian Agreement
    23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).
    23.2    Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).
    24.1    Power of Attorney.**
    25.1    Statement of Eligibility of Note Trustee.
    99.1    Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments
            under Australian Law.

----------
*     To be filed by Amendment.

**    Previously filed.


ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 16th day of February 2001.


                                        Crusade Management Limited



                                        By: /s/  Diane Citron
                                           ------------------------------------
                                           Name:  Diane Citron
                                           Title: Attorney

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




            SIGNATURE                            TITLE                      DATE
---------------------------------   ------------------------------   -----------------
         /s/ Diane Citron           Principal Executive Officer      February 16, 2001
-------------------------------
Gregory Michael Bartlett

        /s/ Diane Citron            Principal Financial Officer      February 16, 2001
-------------------------------
Steven George McKerihan

        /s/ Diane Citron            Principal Accounting Officer     February 16, 2001
-------------------------------
Steven George McKerihan

        /s/ Diane Citron            Director                         February 16, 2001
-------------------------------
Gregory Michael Bartlett

        /s/ Diane Citron            Director                         February 16, 2001
-------------------------------
Steven George McKerihan

        /s/ Diane Citron            Director                         February 16, 2001
-------------------------------
William Harold Ott

    By: /s/ Diane Citron                                             February 16, 2001
-------------------------------
Attorney-in-fact

                   SIGNATURE OF AGENT FOR SERVICE OF PROCESS


     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Pre-Effective Amendment
No. 2 to the Registration Statement and signs this Pre-Effective Amendment No. 2 to the Registration Statement solely in such capacity.




                                               /s/ Stefania Rocco
                                      ----------------------------------------
                                        Name:      Stefania Rocco
                                        Address:   CT Corporation System
                                                   111 Eighth Avenue
                                                   13th Floor
                                                   New York, New York 10011
                                        Telephone: (212) 590-9100

                                EXHIBITS INDEX



                                                                                  SEQUENTIAL
  EXHIBIT                                                                            PAGE
    NO.     DESCRIPTION OF EXHIBIT                                                  NUMBER
----------------------------------------------------------------------------------------

     1.1    Form of Underwriting Agreement.

     3.1    Memorandum of Association of the Registrant.

     3.2    Articles of Association of the Registrant.

     4.1    Master Trust Deed.

     4.2    Form of the Supplementary Terms Notice.

     4.3    Form of the Security Trust Deed.

     4.4    Form of the Note Trust Deed.

     4.5    Form of Agency Agreement.

     5.1    Opinion of Mayer, Brown & Platt as to legality of the Notes.

     8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).

     8.2    Opinion of Allen Allen & Hemsley as to certain tax matters.

    10.1    The Servicing Agreement.

    10.2    Form of the Redraw Facility Agreement.

    10.3    Form of the Basis Swap

    10.4    Form of the Fixed-Floating Rate Swap.

    10.5    Form of the Cross Currency Swap.*

    10.6    Form of Standby Guarantee.

    10.7    Form of Seller Loan Agreement.

    10.8    The Custodian Agreement

    23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).

    23.2    Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).

    24.1    Power of Attorney.**

    25.1    Statement of Eligibility of Note Trustee.

    99.1    Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments
            under Australian Law.



--------
 * To be filed by amendment.


** Previously filed.